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                           DSI Realty Income Fund VII
                (Name of Registrant as Specified in Its Charter)

                           Millenium Investors 2, LLC
                            Everest Investors 3, LLC
                            Everest Investors 12, LLC
                               KM Investments, LLC
                   (Name of Person(s) Filing Proxy Statement)

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
Everest
155 N. Lake Avenue
Suite 1000
Pasadena, CA 91101
Phone: 626-585-5920
Fax: 626-585-5929


                                 April 23, 2003


TO THE LIMITED PARTNERS OF
DSI REALTY INCOME FUND VII

         Re:      PROTECT YOUR INVESTMENT AND
                  VOTE AGAINST THE GENERAL PARTNER'S PROPOSALS

Dear Limited Partner:

     We own over $150,000 worth of the limited partnership units in DSI REALTY INCOME FUND VII (the "Partnership"), and we are professional investors. As one of the largest unaffiliated investors in the Partnership, we are writing to recommend strongly that you VOTE AGAINST THE PROPOSALS by the Partnership's general partner ("general partner"), for the following reasons:

     o The general partner's consent solicitation totally fails to explain the significance of the amendments it is asking you to approve; and totally fails to disclose its conflicts of interest in making the proposals.

     o If Proposal No. 1 is approved, it is highly likely the Partnership will continue for many years and substantially put off the day our investment is cashed out by a sale of the Partnership's properties and a distribution of the net proceeds to the limited partners.

     o If Proposal No.1 is approved, the limited partners (you and us) will lose significant voting rights and protections regarding whether or not the Partnership should be dissolved or continued upon the occurrence of certain dissolution events.

     o If Proposal No. 2 is approved, the value of our Partnership units will decrease because they will become harder, or impossible, to sell to anyone but the general partner.

     o If Proposal No. 2 is approved, we believe you will no longer be able to sell your Partnership units on secondary market services like the American Partnership Board. One such service has advised us it will cease to effect transfers if Proposal No. 2 passes.

     o If Proposal No. 2 is approved, you will be giving the general partner an effective monopoly on buying your units if you try to sell them - no one is likely to bother making an offer to purchase your units if the general partner has a right of first refusal.

     o The combined effect of the Proposals is to leave you stuck in this Partnership for a much longer time, while at the same time effectively removing all ways for you to get out of this investment other than selling out to the general partner, probably at low prices.

     We recommend strongly that you VOTE AGAINST THE PROPOSALS made by the general partner. We would be pleased to answer any questions you may have about our recommendation; please call and ask for Stacey McClain or David Lesser, at
(626) 585-5920.

                                     Very truly yours,
                                     MILLENIUM INVESTORS 2, LLC
                                     EVEREST INVESTORS 3, LLC
                                     EVEREST INVESTORS 12, LLC
                                     KM INVESTMENTS, LLC


P.S. Vote against both of theses unfair proposals. You can change your vote until May 15, 2003. Do not be tricked by the general partner into voting against your own interests!